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                                                                   EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "AGREEMENT") is entered into effective as of the 1st day of January, 1997, by and between PAUL D. STONE, an individual ("EXECUTIVE"), and CAPSTAR BROADCASTING PARTNERS, INC. (the "COMPANY").

         In consideration of the covenants and conditions contained herein, the Company and Executive agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive, and Executive hereby accepts such employment. During the term of this Agreement, Executive shall serve as Chief Financial Officer and Executive Vice President of the Company. Executive shall serve under the direction of the Company's Chairman of the Board (the "CHAIRMAN") and Board of Directors (the "BOARD"), devoting his full working time and attention to performing such duties as the Chairman of the Board may specify, working diligently, faithfully, loyally, and to the best of his ability, experience and talent, to help accomplish the goals of the Company, as set forth by the Chairman and the Board.

         2. TERM OF AGREEMENT. The term of this Agreement shall commence on January 1, 1997 and continue until December 31, 2001, unless sooner terminated or renewed in accordance with this Agreement. This Agreement shall automatically renew for successive one (1) year terms unless either party gives the other written notice of its intention not to so renew at least ninety (90) days prior to the date this Agreement would otherwise expire.

         3. LOCATION OF SERVICES. Executive's services under this Agreement shall be performed primarily at the Company's headquarters in Austin, Texas.

         4. COMPENSATION.

            4.1 BASE SALARY. The Company shall pay Executive an annual Base Salary (herein so called) of $200,000. The Base Salary shall be paid bi-monthly in accordance with the customary payroll practices of the Company from time to time in effect. No less frequently than annually, the Board shall review Executive's Base Salary and increase it as it deems appropriate. However, the Company agrees that, at a minimum, the Base Salary will be increased annually by an amount equal to the percentage increase, if any, in the Consumer Price Index (as published by the United States Department of Labor with respect to the Austin, Texas metropolitan area) during the preceding calendar year.

            4.2 BONUS. Executive shall be entitled to receive such annual cash bonuses as the Board may determine. The extent to which Executive will be entitled to an annual cash bonus will be based upon two factors: first, and most importantly, individual job performance; and secondly, the attainment by the Company of reasonable broadcast cash flow projections established annually by the Board.




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         5. BENEFITS.

            5.1 GENERAL. Executive shall be entitled to all fringe benefits and perquisites that the Company may make available from time to time for all senior executive employees. Without limitation, such fringe benefits and perquisites shall include those available under any health and benefits package, life insurance and disability programs, and participation in any incentive, stock option and employee benefits plan or program designed for senior executive employees. Executive shall be entitled to paid vacation in accordance with the Company's standard employment policies and practices for senior executive employees. Executive shall receive such additional fringe benefits, if any, as the Board shall determine.

            5.2 BUSINESS EXPENSES. The Company shall reimburse Executive for all reasonable expenses incurred by Executive in the performance of Executive's duties, subject to compliance with the expense reimbursement policies established by the Company.

            5.3 AUTOMOBILE ALLOWANCE. Executive shall furnish his own automobile in the performance of services required by him under this Agreement, and the Company shall pay Executive $850 per month as an automobile allowance.

            5.4 RELOCATION EXPENSES. The Company shall pay the reasonable expenses incurred by Executive in (a) commuting from Dallas to Austin until the earlier of (i) December 31, 1997, or (ii) the date on which Executive relocates his family to Austin, and (b) relocating his family from Dallas to Austin.

            5.5 COUNTRY CLUB. The Company shall pay (a) the initiation fee (up to $15,000) for Executive to join a country club in the Austin, Texas area, and
(b) Executive's regular monthly dues at such club.

            5.6 STOCK OPTIONS. The Company will grant to Executive tax qualified incentive stock options to purchase that number of shares of common stock of the Company which is equal to or greater than 60% of the total number of shares covered by options issued to its Chairman, R. Steven Hicks, under the Company's initial stock option plan.

            5.7 TERMINATION OF BENEFITS. Except as may be provided in any separate agreement between the Company and Executive, all unvested benefits provided under this Section 5 shall terminate concurrently with termination of Executive's employment hereunder for any reason whatsoever. Nothing herein shall vest any rights in any profit sharing or bonus plans, general expense or automotive reimbursements, and similar fringe benefits which the Company may provide, if any, beyond the date on which Executive's employment is terminated for any reason.



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         6. TERMINATION OF EMPLOYMENT.

            6.1 TERMINATION FOR CAUSE. Notwithstanding any other provision of this Agreement, Executive's employment with the Company may be terminated for cause at any time by the Company, upon reasonable notice to Executive. For purposes of this Agreement, "cause" shall mean Executive's (a) gross or habitual failure to perform Executive's obligations pursuant to the terms of this Agreement and such performance failure is not corrected within thirty (30) days after written notice thereof by the Board to Executive; or (b) conduct amounting to fraud or dishonesty against the Company; or (c) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty against the Company.

            6.2 TERMINATION WITHOUT CAUSE. The Company may terminate Executive's employment under this Agreement without cause at any time upon written notice to Executive.

            6.3 TERMINATION FOR DEATH OR DISABILITY. Employment hereunder shall automatically terminate upon Executive's death or disability. Disability, for purposes of this Agreement, shall mean a physical or mental disability that renders it impossible or impracticable for Executive to perform his duties under this Agreement at the level he is capable of performing them at the date of this Agreement for a continuous period of ninety (90) days or more.

            6.4 VOLUNTARY TERMINATION. Executive may terminate this Agreement upon thirty (30) days' written notice to the Company; provided, however, that if prior notice is given, the Company may, at its sole discretion upon receipt of such notice, require Executive to terminate at any time in advance of the proposed termination date so long as the Company pays Executive salary for at least one (1) month after such termination notice by Executive is received by the Company.

         7. POST-TERMINATION COMPENSATION.

            7.1 TERMINATION BY THE COMPANY FOR CAUSE. Notwithstanding any other provision of this Agreement to the contrary, if Executive's employment is terminated for cause pursuant to Section 6.1, the Company shall make no further salary payments except those earned prior to the date of termination and shall make no further bonus payments.

            7.2 TERMINATION BY THE COMPANY WITHOUT CAUSE. If the Company terminates this Agreement without cause as defined in Section 6.2 hereof, then
(a) all of Executive's stock options shall immediately vest, and (b) the Company shall pay Executive severance pay equal to twenty-four (24) months' Base Salary. The payment described in this Section 7.2 shall be made to the Executive in a lump sum within thirty (30) days after such termination without any obligation on Executive's part to render services and without regard to whether he receives compensation from any other source after the effective date of the termination of Executive's employment, and such payment is in full settlement of all of the obligations of the Company hereunder.




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            7.3 TERMINATION BY EXECUTIVE'S DEATH OR DISABILITY. If employment shall terminate by reason of Executive's death or disability, the Company shall pay Executive or Executive's estate severance equal to twelve (12) months' Base Salary, payable in a lump sum within thirty (30) days after such termination.

            7.4 VOLUNTARY TERMINATION. If Executive terminates this Agreement, the Company shall make no further salary payments except those earned prior to the date of termination and shall make no further bonus payments.

         8. NONCOMPETITION. Until one (1) year after termination of Executive's employment with the Company, Executive shall not (a) either directly or indirectly, carry on, engage in or have any interest in any business that competes with the Company, excepting ownership by Executive of no more than one percent (1%) of the publicly traded common stock of any corporation, (b) without the express written consent of the Company, accept employment with, or in any other manner agree to provide, for compensation, services for any other person or entity that competes with the Company, or (c) materially disrupt, damage, impair or interfere with the business of the Company, whether by way of interfering with or soliciting its employees, disrupting its relationship with customers, agents, representatives or vendors, or otherwise. The parties hereto specifically acknowledge and agree that the remedy at law for any breach of this Section 8 will be adequate and that the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

         9. CONFIDENTIALITY. Executive agrees that he shall not, during his employment with the Company or any time after the termination of this employment with the Company, use or disclose to any third party, other than during the proper performance of this duties hereunder, any of the trade secrets, confidential dealings, or other confidential information concerning the business, finances, transactions, or affairs of the Company.

         10. INDEMNIFICATION. The Company will indemnify, defend and hold Executive harmless from and against any and all loss, liability, cost and expense (including attorneys' fees and court costs) arising out of or relating to activities of Executive performed within the scope of Executive's employment hereunder, excluding Executive's gross negligence or willful misconduct.

         11. ARBITRATION. Either the Company or Executive may require that any dispute under this Agreement be submitted to arbitration pursuant to this
Section 11. To the extent the provisions of this Section 11 vary from or are inconsistent with the Commercial Arbitration Rules of the American Arbitration Association or any other arbitration tribunal, the provisions of this Section 11 shall govern. All arbitrations shall occur at a location in Austin, Texas chosen by the arbitrators and shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association (or any successor organization, of if no such successor organization exists, then from an organization composed of persons of similar professional qualifications). The party desiring arbitration shall give notice that effect to the other party and simultaneously therewith also shall give notice to the director of the Dallas, Texas regional office of the American Arbitration Association



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(or any successor organization, or if no such successor organization exists, then to an organization composed of persons of similar professional qualifications), requesting such organization to select, as soon as possible but in any event within the next thirty (30) days, three (3) arbitrators with, if reasonably possible, recognized expertise in the subject matter of the arbitration. At the request of either party, the arbitrators shall authorize the service of subpoenas for the production of documents or attendance of witnesses. Within thirty (30) days after their appointment, the arbitrators so chosen shall hold a hearing at which each party may submit evidence, be heard and cross-examine witnesses, with each party having at least ten (10) days advance notice of the hearing. The hearing shall be conducted such that each of the Company and Executive shall have reasonably adequate time to present oral evidence or argument, but either party may present whatever written evidence it deems appropriate prior to the hearing (with copies of any such written evidence being sent to the other party). In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after the conclusion of such hearing, and shall be accompanied by conclusions of law and findings of fact. The decision in which any two arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties and shall be the basis for a judgment entered in any court of competent jurisdiction. The fees and expenses of arbitration under this Section 11 shall be apportioned to the Company and Executive in such a manner as decided by the arbitrators. The Company and Executive may at any time by mutual written agreement discontinue arbitration proceedings and themselves agree upon any such matter submitted to arbitration.

         12. POWER AND AUTHORITY. Each party executing this Agreement hereby covenants, represents and warrants that such party has full power and authority to execute this Agreement, that no other consents or approvals of any other third parties are required or necessary for this Agreement to be so binding and that this Agreement shall be fully enforceable in accordance with its terms.

         13. HEIRS, ADMINISTRATORS AND SUCCESSORS. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon, the heirs, administrators and successors of each of the parties hereto.

         14. NONASSIGNABILITY. The Company may assign the benefit of this Agreement to any successor in interest that results from a merger, reorganization or acquisition. Otherwise, no party to this Agreement may assign any right hereunder or delegate any duty hereunder without the written consent of the other party affected by such assignment or delegation.

         15. NO ORAL MODIFICATION. This Agreement may only be changed or modified and any provisions hereof may only be waived in or by a writing signed by a party against whom enforcement of any waiver, change or modification is sought.

         16. GOVERNING LAW. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Texas.


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         17. SEVERABILITY. If any portion of this Agreement shall be held illegal, unenforceable, void or voidable by any court, each of the remaining terms hereof shall nevertheless remain in full force and effect as a separate contract.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties pertaining to the matters set forth herein, and all prior agreements, understandings or representations are hereby terminated and canceled in their entirety and are of no further force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above indicated.


                                           COMPANY:

                                           CAPSTAR BROADCASTING PARTNERS, INC.



                                           By: /s/ R. STEVEN HICKS
                                           -----------------------------------
                                               R. Steven Hicks
                                               Chairman/CEO


                                           EXECUTIVE:



                                           /s/ PAUL D. STONE
                                           -----------------------------------
                                           Paul D. Stone

                                           Address:    1002 Forestwood Lane
                                                       Coppell, Texas  75019








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